UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 10, 2008

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 10, 2008, at the Bear Stearns Media Conference, Doreen Toben, Executive Vice President and Chief Financial Officer of Verizon Communications Inc. (Verizon) provided an update of Verizon’s initiatives to focus on its networks and strategic assets for sustained organic growth. Ms. Toben stated that Verizon was continuing to invest in networks and new technologies that provide the platform for growth, innovation and productivity. She noted that Verizon expected to deliver strong fundamentals, positive momentum and sustainable growth in 2008 as it had in 2007. She stated that Verizon’s revenue outlook remains strong and that Verizon expects that the strong revenue growth trends in 2007 will continue in 2008.

With respect to Verizon Wireless, Ms. Toben said that:

•

Verizon continues to target strong retail subscriber growth, double-digit annual revenue growth and EBITDA margins on service revenues in the 43 to 45% range over the three to five year planning period. EBITDA – or earnings before interest, taxes, depreciation and amortization – adds depreciation and amortization to operating income. Wireless EBITDA margin on service revenues is calculated by dividing wireless EBITDA by wireless service revenues;

•

The Nationwide Unlimited Anytime Minute Plans, which are designed for high-end growth and high-end loyalty, are receiving a strong early response from subscribers and are expected to be accretive both in subscribers and in revenue; and

•	The new broadband access data plans will help stimulate demand and growth of data services.

With respect to Verizon Wireline, Ms. Toben said that:

•	Verizon is focused on driving sustainable topline growth in the key growth areas of its fiber-to-the-premises deployment strategy (FiOS) and global enterprise;

•	Verizon is striving for continued margin improvements, with the goal of expanding EBITDA margins to a range of 30 to 33% over the three to five year planning period;

•

The FiOS triple play offering is a critical weapon in retaining access lines; in locations where FiOS TV has been available for more than six months, there is significant improvement in the percentage of year-over-year line loss, compared to locations where FiOS has not yet been deployed; and

•	Verizon’s penetration forecast for FiOS TV in 2010 has increased to at least 25% from the previous guidance of 20 to 25%.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products or services; the impact on our operations of natural or man-made disasters and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the ability to complete acquisitions and dispositions; and the extent and timing of our ability to obtain revenue enhancements and cost savings following our business combination with MCI, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	March 13, 2008	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller